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                                                                   EXHIBIT 10.61

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------


     This Amendment No. 2, dated as of March 17, 1997, to the Loan and Security Agreement, dated as of October 26, 1995 and amended in Amendment No. 1 to Loan and Security Agreement, dated as of December 31, 1996 (collectively, the "Loan and Security Agreement") is by and among People's Bank, a Connecticut banking corporation having its chief executive office at 850 Main Street, Bridgeport, Connecticut 06604 ("Secured Party"), Information Management Associates, Inc., a Connecticut corporation having its chief executive office located at One Corporate Drive, Shelton, Connecticut 06484 ("IMA"), and Information Management Associates Limited, a company registered in England and having its principal office at Suite 404, Exchange Tower, One Harbour Exchange Square, London, England E14 9GB ("IMA Limited"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

     WHEREAS, the parties named above have heretofore entered into the Loan and Security Agreement, the Term Note and the Line of Credit Note; and

     WHEREAS, the parties named above acknowledge that they desire to make certain amendments to the Loan and Security Agreement and the Line of Credit Note pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Section 1.  Amendments.
            ----------

            A. Paragraph 5(f) of the Loan and Security Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

               (f) The outstanding principal balance of the Line of Credit Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents, shall be due and payable on the date (the "Line of Credit Maturity Date") which is the earlier to occur of (i) February 1, 1998 or (ii) the date repayment of the Line of Credit Loans is accelerated after the occurrence of an Event of Default, unless such Line of Credit Maturity Date is extended in writing from time to time in Secured Party's sole and absolute discretion. Effective upon the closing of an Initial Public Offering, the Debtor agrees to pay to the Secured Party the outstanding principal balance of the Line of Credit Note and the Term Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents (the "Outstanding Debt"), provided that, the
                                                              -------------
     Secured Party shall continue to make Line of Credit Loans available to Debtor, and
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     the Debtor may re-borrow under the Line of Credit Loans, in accordance with the terms of this Agreement, as amended, until the Line of Credit Maturity Date.

          B. The third full paragraph of the Line of Credit Note is hereby deleted in its entirety and the following shall be substituted in lieu thereof without any further action by the Secured Party, IMA or IMA Limited:

               The outstanding principal balance of the Line of Credit Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents, shall be due and payable on the date (the "Line of Credit Maturity Date") which is the earlier to occur of (i) February 1, 1998 or (ii) the date repayment of the Line of Credit Loans is accelerated after the occurrence of an Event of Default, unless such Line of Credit Maturity Date is extended in writing from time to time in Secured Party's sole and absolute discretion.

          C. Effective upon the closing of an Initial Public Offering and the payment in full of the Outstanding Debt, Paragraph 7(e) and 7(j) of the Loan and Security Agreement shall be automatically deleted in their entirety.

          D. Effective upon the closing of an Initial Public Offering and the payment in full of the Outstanding Debt, any and all references to "Guarantors" in Paragraph 12 of the Loan and Security Agreement shall be deleted and the Guaranty Agreements of each of Albert R. Subbloie, Jr., Gary R. Martino and Andrei Poludnewycz shall be automatically terminated and released without the need for any further action on the part of the Secured Party or said Guarantors.

          E. Upon the closing of an Initial Public Offering and the payment in full of the Outstanding Debt, Paragraph 13(b)(i) of the Loan and Security Agreement shall be automatically deleted in its entirety and the following shall be substituted in lieu thereof:

               (i) Secured Party shall have determined in the exercise of its reasonable discretion that there has been no material adverse change in the financial position of Debtor from that which existed on the date of the most recent financial statements provided to Secured Party by Debtor.

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Section 2.    Miscellaneous
              -------------

              A. Except as expressly modified herein, the Loan and Security Agreement shall otherwise remain unmodified and in full force and effect. IMA and IMA Limited acknowledge that they are validly indebted to Secured Party under the Loan and Security Agreement, as amended hereby, without defense, counterclaim or offset and that all obligations of IMA and IMA Limited thereunder and under the Notes continue to be secured by a valid, perfected First Lien Security Interest in the collateral.

              B. IMA and IMA Limited hereby represent and warrant to the Secured Party that each of IMA and IMA Limited has duly authorized the execution, delivery and performance of this Amendment No. 2 to the Loan and Security Agreement and this Amendment No. 2 to the Loan and Security Agreement has been duly executed and delivered by each of IMA and IMA Limited and constitutes a legal, valid and binding obligation of each of IMA and IMA Limited, enforceable in accordance with their respective terms.

              C. This Amendment No. 2 to the Loan and Security Agreement may be executed in several original counterparts. Each such counterpart shall, for all purposes, be deemed to be an original, and all counterparts shall together constitute one and the same instrument.


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     The parties have executed this Amendment No. 2 to the Loan and Security
Agreement effective as of the date first above written.


                              PEOPLE'S BANK



                              By:   /s/ David P. Berey
                                    ----------------------------------------
                                    Name:   David P. Berey
                                    Title:  Vice President



                              INFORMATION MANAGEMENT ASSOCIATES, INC.



                              By:   /s/ Gary R. Martino
                                    ----------------------------------------
                                    Name:    Gary R. Martino
                                    Title:   Chief Financial Officer



                              INFORMATION MANAGEMENT ASSOCIATES LIMITED



                              By:   /s/ Gary R. Martino
                                    ----------------------------------------
                                    Name:    Gary R. Martino
                                    Title:   Director

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